Exhibit 23.1

Consent of Independent Accountants



We consent to the incorporation by reference in this registration statement (Form S-1) of Startech Environmental Corporation of our report dated December 15, 2004, included in the October 31, 2004 Annual Report to the Shareholders of Startech Environmental Corporation.





                                          /s/ Kostin, Ruffkess & Company, LLC
                                          -----------------------------------
                                          Kostin, Ruffkess & Company, LLC

Farmington, Connecticut
October 25, 2005